Exhibit 10.2

Execution Version

FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of November 7, 2012, by and among AMSURG CORP., a Tennessee corporation (the “Company”), the other Credit Parties signatory hereto, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).

W I T N E S S E T H:

WHEREAS, the Company and the Noteholders are parties to a certain Note Purchase Agreement, dated as of May 28, 2010 (as amended by that certain First Amendment to Note Purchase Agreement dated as of April 6, 2011, by that certain Second Amendment to Note Purchase Agreement dated as of August 30, 2011, by that certain Third Amendment to Note Purchase Agreement, dated as of June 29, 2012, and as further amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Company;

WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Note Agreement and, subject to the terms and conditions hereof, the Noteholders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and the Noteholders agree as follows:

1. Amendments Effective as of the Date Hereof.

(a) Section 2 of the Note Agreement is hereby amended by adding the following new paragraph 2C:

“2C. Increase in Interest Rate.

As of November 7, 2012, the per annum interest rate applicable to the Notes shall be increased by 2.00% to 8.04% per annum.”

(b) Exhibit A to the Note Agreement is hereby amended by deleting such Exhibit in its entirety and substituting in lieu thereof Exhibit A to this Amendment.

2. Amendments Effective as of the Fourth Amendment Effective Date.

(a) Paragraph 5A of the Note Agreement is hereby amended by re-designating clause (xi) thereof as clause (xii) and adding the following new clause (xi) thereto:

“(xi) promptly after the sending or filing thereof, copies of all notices, certificates and reports delivered pursuant to any Permitted Debt Document; and”

(b) Paragraph 6A(1) of the Note Agreement is hereby amended by deleting such paragraph in its entirety and substituting in lieu thereof the following:

“6A(1). Leverage Ratio. The Company shall maintain, on a consolidated basis and as calculated at the end of each Fiscal Quarter, a Leverage Ratio of not greater than 3.75 to 1.00.”

(c) Paragraph 6B of the Note Agreement is hereby amended by deleting such paragraph in its entirety and substituting in lieu thereof the following:

“6B. Indebtedness.

The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness arising under the Note Documents;

(ii) Indebtedness of the Company and its Subsidiaries existing on the date hereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof (all Indebtedness existing on the date hereof with a principal or committed amount outstanding equal to or greater than $250,000 is set forth on Schedule 6B attached hereto);

(iii) Intercompany Loans not to exceed in the aggregate at any time outstanding an amount equal to forty percent (40%) of the sum of EBITDA for the relevant Four-Quarter Period, plus expense attributed to noncontrolling interests as identified as the line item “noncontrolling interests” on Company’s Consolidated Statements of Earnings;

(iv) Indebtedness in respect of Hedging Obligations permitted by paragraph 6K;

(v) Indebtedness under the Credit Agreement, including refundings, refinancings and replacements thereof, and amendments or modifications to the Loan Documents; provided, however, that the aggregate principal amount of such Indebtedness shall not at any time exceed $625,000,000, and all Guarantees thereof by Subsidiaries of the Company that have also guaranteed the Notes;

(vi) Indebtedness in respect of the Permitted Senior Unsecured Notes and any Permitted Refinancing thereof;

(vii) Permitted Ratio Debt and any Permitted Refinancing thereof;

(viii) Permitted Senior Secured Debt and any Permitted Refinancing thereof; and

(ix) Indebtedness that does not exceed the Debt Basket Amount at any time of determination, inclusive of all amounts referenced in paragraph 6B(ii) above, but specifically excluding all amounts referred in paragraph 6B(i), paragraph 6B(iii), paragraph 6B(iv), paragraph 6B(v), paragraph 6B(vi), paragraph 6B(vii) and paragraph 6B(viii) above.

The Company will not, and will not permit any Subsidiary to, issue any preferred stock or any other preferred equity interest that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by the Company or such Subsidiary at the option of the holder thereof, in whole or in part or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred equity interest described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the first anniversary of the Maturity Date.”

(d) Paragraph 6C of the Note Agreement is hereby amended by deleting such paragraph in its entirety and substituting in lieu thereof the following:

“6C. Negative Pledge

The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except for the following (collectively, “Permitted Liens”):

(i) Liens securing the Obligations and Liens in favor of the Collateral Agent pursuant to the Security Documents securing the “Obligations” (as defined in the Credit Agreement as in effect on the date hereof or in any replacement Credit Agreement to the extent that such definition is the same in all material respects as that in effect on the date hereof) pari passu (and pursuant to the Intercreditor Agreement) with the Obligations or the Permitted Senior Secured Debt, all on a basis pari passu (and pursuant to the Intercreditor Agreement) with the Obligations;

(ii) Permitted Encumbrances;

(iii) any Liens on any property or asset of the Company or any Subsidiary existing on the Closing Day set forth on Schedule 6C; provided that (A) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (B) only Liens securing Indebtedness or other obligations in excess of $250,000 as of the Closing Day are required to be disclosed on Schedule 6C;

(iv) Liens securing Indebtedness permitted under paragraphs 6B(iii) and 6B(ix) above, provided that such Liens shall not encumber any of the Collateral; and

(vi) extensions, renewals, or replacements of any Lien referred to in paragraphs (i) through (iii) of this paragraph; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.”

(e) Paragraph 6I of the Note Agreement is hereby amended by deleting such paragraph in its entirety and substituting in lieu thereof the following:

“6I. Restrictive Agreements.

The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (i) except for restrictions in the limited partnership agreements set forth on Schedule 6I on the ability of a partner to transfer partnership interests, the ability of the Company or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Company or any other Subsidiary, to Guarantee Indebtedness of the Company or any other Subsidiary or to transfer any of its property or assets to the Company or any Subsidiary of the Company; provided, that (1) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement, any other Note Document, the Loan Documents or the Permitted Debt Documents so long as any such Permitted Debt Documents do not restrict the ability of the Company or any of its Subsidiaries to create, incur or permit to exist any Lien upon its assets to secure the Obligations (other than (x) restrictions in the Permitted Senior Unsecured Note Documents related to the maximum amount of the Obligations that may be secured by Liens and (y) restrictions on the maximum amount of the Obligations that may be secured by Liens in any other Permitted Debt Document so long as such restrictions are no more restrictive than those set forth in the Permitted Senior Unsecured Note Documents), (2) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (3) clause (i) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (4) clause (i) shall not apply to customary provisions in leases restricting the assignment thereof.”

(f) Paragraph 6L of the Note Agreement is hereby amended by adding the following new clause (iii) thereto:

“(iii) Without limiting clause (i) of this paragraph 6L, the Company shall not, and shall not permit any Subsidiary to, change or amend the terms of any Permitted Debt or any Permitted Debt Documents if the effect of such amendment is to (A) increase the interest rate thereon, (B) change the dates upon which payments of principal or interest are due on such Permitted Debt other than to extend such dates, (C) change any default or event of default other than to delete or make less restrictive any default provision therein, (D) change any covenant with respect to such Permitted Debt in any manner materially adverse to the Company, any of its Subsidiaries or the holders of the Notes, (E) change the redemption or prepayment provisions of such Permitted Debt other than to extend the dates thereof or to reduce the amount of any such redemption or prepayment or the premiums payable in connection therewith, (F) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Permitted Debt in a manner adverse to the Company, any of its Subsidiaries or the holders of the Notes or (G) add any restrictions, directly or indirectly, on the right or ability of (1) any Credit Party to make Restricted Payments or (2) of any Credit Party to create or suffer to exist any Liens securing any of the Obligations.”

(g) Paragraph 6R of the Note Agreement is hereby amended by deleting such paragraph in its entirety and substituting in lieu thereof the following:

“6R [Intentionally Omitted].”

(h) Section 6 of the Note Agreement is hereby amended by adding the following new paragraph 6T:

“Paragraph 6T. Prepayment of Permitted Debt.

The Company shall not, and shall not permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy all or any portion of any Permitted Ratio Debt or the Permitted Senior Unsecured Notes prior to the scheduled maturity thereof; provided, however, that any Credit Party may (A) make regularly scheduled or otherwise required repayments or redemptions of any Permitted Ratio Debt or the Permitted Senior Unsecured Notes in accordance with the terms of the respective Permitted Debt Documents (it being understood that payments when due of regularly scheduled interest shall be permitted); and (B) refinance and refund any Permitted Ratio Debt or the Permitted Senior Unsecured Notes, as long as such refinancing or refunding is a Permitted Refinancing; provided that, neither the Company nor any Subsidiary of the Company shall make (or give any notice in respect of) any prepayment or redemption in respect of any Permitted Ratio Debt or the Permitted Senior Unsecured Notes as a result of any change of control, asset sale or similar event under the respective Permitted Debt Documents if a Default or Event of Default shall exist at such time or would result therefrom after giving effect to any such prepayment or redemption on a pro forma basis.”

(i) Paragraph 7A. of the Note Agreement is hereby amended by deleting clause (xix) thereto in its entirety and substituting in lieu thereof the following new clause (xix):

“(xix) any default or event of default (after giving effect to any grace period) shall have occurred and be continuing under any Permitted Ratio Debt Documents to the extent the Permitted Ratio Debt evidenced thereby is (or is intended to be) subordinated to the Obligations (such Indebtedness, “Subordinated Debt”) or the validity or enforceability of the subordination provisions thereof is disaffirmed by or on behalf of any lender or holder party thereto, or any Obligations fail for any reason to rank senior to such Subordinated Debt, or all or any part of such Subordinated Debt is accelerated, is declared to be due and payable is required to be prepaid or redeemed, in each case prior to the stated maturity thereof;”

(j) Paragraph 10B of the Note Agreement is hereby amended by adding the following new definitions in proper alphabetical order:

“Consolidated Secured Debt” shall mean, as of any date of determination, all Consolidated Total Debt that is secured by a Lien on any assets (including Equity Interests) of the Company or any of its Subsidiaries.

“Fourth Amendment” shall mean that certain Fourth Amendment to Note Purchase Agreement, dated as of November 7, 2012, by and among the Company, the other Credit Parties party thereto and the holders of the Notes party thereto.

“Fourth Amendment Effective Date” shall mean the date on which all of the conditions set forth in Section 3 of the Fourth Amendment have been satisfied.

“Permitted Debt” shall mean Permitted Ratio Debt, Permitted Senior Secured Debt and the Permitted Senior Unsecured Notes.

“Permitted Debt Disclosure Documents” shall mean the Permitted Ratio Debt Disclosure Documents, the Permitted Senior Secured Debt Disclosure Documents and the Permitted Senior Unsecured Note Disclosure Documents.

“Permitted Debt Documents” shall mean the Permitted Ratio Debt Documents, the Permitted Senior Secured Debt Documents and the Permitted Senior Unsecured Note Documents.

“Permitted Ratio Debt” shall mean any unsecured Indebtedness of the Company (and, to the extent permitted by clause (f) immediately below, Subsidiaries of the Company): (i) in the form of one or more series of senior unsecured notes or loans or (ii) expressly subordinated to the Obligations on terms satisfactory to the Required Holders in their sole discretion; provided that (a) such Indebtedness will not mature prior to the date that is 180 days after the Maturity Date, (b) such Indebtedness has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale event and customary acceleration rights after an event of default) prior to the date that is 180 days after the Maturity Date, (c) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (d) immediately after giving effect thereto and to the use of the proceeds thereof, the Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 3.50 to 1.00 as of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to paragraph 5A, (e) the covenants, defaults, remedies and other terms of such Indebtedness are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Credit Parties than those set forth in this Agreement (in each case, as reasonably determined by the Required Holders), (f) such Indebtedness is not guaranteed by any Subsidiary of the Company that is not a party to the Guaranty Agreement, and (g) such Indebtedness is not secured by any Lien on any property or assets of the Company or any of its Subsidiaries.

“Permitted Ratio Debt Disclosure Document” shall mean, if applicable, the information or offering memorandum distributed in connection with the offering of the Permitted Ratio Debt.

“Permitted Ratio Debt Document” shall mean, if applicable, (i) each of the notes evidencing the Permitted Ratio Debt, (ii) the indenture, note purchase agreement, securities purchase agreement, loan agreement or similar agreement pursuant to which the Permitted Ratio Debt is issued or sold, (iii) any subordination agreement subordinating the Permitted Ratio Debt, and (iv) any other agreement, certificate, power of attorney or document related to any of the foregoing.

“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, replacement, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, replaced, refunded, renewed or extended except by an amount equal to unpaid accrued interest, fees, expenses and premium thereon, (b) the Indebtedness resulting from any such modification, refinancing, replacement, refunding, renewal or extension has (i) a final stated maturity date equal to or later than the date that is final stated maturity date of, and (ii) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, replaced, refunded, renewed, or extended (calculated at the time of the incurrence of such Indebtedness), (c) immediately prior to and after giving effect to the incurrence of such modification, refinancing, replacement, refunding, renewal or extension, no Default or Event of Default shall have occurred and be continuing, (d) such modification, refinancing, replacement, refunding, renewal or extension does not add guarantors or security from that which applied to such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (e) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms (taken as a whole) that are at least as favorable to the holders of the Notes as those contained in the documentation governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended (as reasonably determined by the Required Holders), (f) such modification, refinancing, replacement, refunding, renewal or extension is incurred by the same Person or Persons who are the obligors of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended and (g) the covenants, defaults, remedies and other terms of such modification, refinancing, replacement, refunding, renewal or extension of such Indebtedness are customary for similar modifications, refinancings, replacements, refundings, renewals or extensions of such Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole, are not more restrictive to the Credit Parties than those contained in the documentation governing such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended (as reasonably determined by the Required Holders).

“Permitted Senior Secured Debt” shall mean any secured Indebtedness of the Company (and, to the extent permitted by clause (v) immediately below, Subsidiaries of the Company) in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Company or any of its Subsidiaries other than the Collateral, (ii) the security documents relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Required Holders), (iii) such Indebtedness will not mature prior to the date that is 180 days after the Maturity Date, (iv) the amortization of any such Indebtedness shall not exceed ten percent (10%) of the original principal balance of such Indebtedness (at the time of issuance) in any year, (v) such Indebtedness is not guaranteed by any Subsidiary of the Company that is not a party to the Guaranty Agreement, (vi) the covenants, defaults, remedies and other terms of such Indebtedness are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole, are not more restrictive to the Credit Parties than those set forth in this Agreement (in each case, as reasonably determined by the Required Holders), (vii) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (viii) immediately after giving effect thereto and to the use of the proceeds thereof, the Secured Leverage Ratio on a Pro Forma Basis would not exceed 2.75 to 1.00 as of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to paragraph 5A, and (ix) the holders of such Indebtedness (or their representative) become a party to the Intercreditor Agreement, on terms and conditions, and with such changes, as shall be satisfactory to the Required Holders, and all necessary consents from the parties to the Intercreditor Agreement shall have been obtained.

“Permitted Senior Secured Debt Disclosure Document” shall mean, if applicable, the information or offering memorandum distributed in connection with the offering of the Permitted Senior Secured Debt.

“Permitted Senior Secured Debt Document” shall mean, if applicable, (i) each of the notes evidencing the Permitted Senior Secured Debt, (ii) the indenture, note purchase agreement, securities purchase agreement, loan agreement or similar agreement pursuant to which the Permitted Senior Secured Debt is issued or sold, (iii) any security documents related to the Permitted Senior Secured Debt, and (iv) any other agreement, certificate, power of attorney or document related to any of the foregoing.

“Permitted Senior Unsecured Notes” shall mean unsecured notes issued by the Company (and Guarantees thereof by Subsidiaries of the Company that are party to the Guaranty Agreement) on or before December 31, 2012 in an aggregate principal amount not to exceed $275,000,000; provided that (i) such Indebtedness will not mature prior to the date that is 180 days after the Maturity Date, (ii) such Indebtedness has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale event and customary acceleration rights after an event of default) prior to the date that is 180 days after the Maturity Date, (iii) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (iv) such Indebtedness is not guaranteed by any Subsidiary of the Company that is not a party to the Guaranty Agreement and (v) such Indebtedness is not secured by any Lien on any property or assets of the Company or any of its Subsidiaries.

“Permitted Senior Unsecured Note Disclosure Document” shall mean, if applicable, the information or offering memorandum distributed in connection with the offering of the Permitted Senior Unsecured Notes.

“Permitted Senior Unsecured Note Document” shall mean (i) each of the notes evidencing the Permitted Senior Unsecured Notes, (ii) the indenture, note purchase agreement, securities purchase agreement, loan agreement or similar agreement pursuant to which the Permitted Senior Unsecured Notes are issued or sold and (iii) and any other agreement, certificate, power of attorney or document related to any of the foregoing.

“Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Secured Debt to (ii) EBITDA for the Four-Quarter Period at the time of determination.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

(k) Paragraph 10B of the Note Agreement is hereby amended by replacing the definition of “Pro Forma Basis” in its entirety with the following definition:

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant in paragraph 6A hereof or the Secured Leverage Ratio, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence or repayment of any Indebtedness as if such Indebtedness had been incurred or repaid on the first day of the Four-Quarter Period and (y) the making of any Restricted Payment or any Investment by the Company or a Subsidiary, if any, as if such Restricted Payment or Investment had been made on the first day of the Four-Quarter Period.

(l) Paragraph 10B of the Note Agreement is hereby amended by deleting the terms “Permitted Subordinated Debt” and “Subordinated Debt Documents” in their entirety.

(m) Paragraph 11B of the Note Agreement is hereby amended by deleting clause (i) of the third paragraph thereof in its entirety and substituting in lieu thereof the following new clause (i):

“(i) the execution or delivery of this Agreement, the Notes, the other Note Documents, any Permitted Debt Document, any Permitted Debt Disclosure Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby,”

3. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment, including, without limitation, the amendments set forth in Section 1 of this Amendment, shall not become effective, and the Company shall have no rights under this Amendment, until the Noteholders shall have received executed counterparts to this Amendment from the Company, each of the Guarantors and the Noteholders.

Without limiting the foregoing, the amendments set forth in Section 2 of this Amendment shall not become effective until the Noteholders shall have received (i) reimbursement or payment of their costs and expenses incurred in connection with this Amendment or the Note Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Noteholders), and (ii) each of the following documents:

(a) A duly executed copy of an amendment to the Credit Agreement, in form and substance satisfactory to the Noteholders and their counsel;

(b) A copy of each Permitted Senior Unsecured Note Document and the Permitted Senior Unsecured Note Disclosure Document, in each case certified as being complete and correct by a Responsible Officer of the Company;

(c) Evidence that, immediately after giving effect on a Pro Forma Basis to the incurrence of the Indebtedness evidenced by the Permitted Senior Unsecured Notes on the Fourth Amendment Effective Date (after giving effect to the prepayment described in Section 2(v) of the Credit Agreement amendment referred to in clause (a) above), the Company shall have a Leverage Ratio of no greater than 3.75 to 1.00 as of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to paragraph 5A of the Note Agreement;

(d) An officer’s certificate, dated as of the Fourth Amendment Effective Date, signed by the Secretary and a Responsible Officer of each Credit Party (together with certifications as to incumbency and signatures of such officers) with appropriate insertions and deletions, certifying that: (A) attached thereto are copies of resolutions adopted by of the board of directors (or equivalent thereof) of the Company, approving the execution, delivery and performance of this Amendment and the other documents to be executed in connection herewith; (B) there have been no changes in the articles of incorporation of the Company from those delivered in connection with the closing of the Credit Agreement; (C) no consents, approvals, authorizations, registrations, filings or orders are required to be made or obtained under any Requirement of Law or Material Contract of any Credit Party in connection with the execution, delivery, performance, validity and enforceability of this Amendment and the Permitted Senior Unsecured Note Documents or any of the transactions contemplated hereby or thereby, except those which have been made or obtained and are in full force and effect (with all applicable waiting periods, if any, having expired); and (D) no Default or Event of Default exists immediately before giving effect to amendments provided for herein and no Default or Event of Default will result immediately after giving effect to amendments provided for herein;

(e) A written opinion of Bass Berry & Sims PLC, counsel to the Company and the other Credit Parties, addressed to the holders of the Notes and covering such matters relating to the Credit Parties, this Amendment, the replacement Notes, the Permitted Senior Unsecured Note Documents executed in connection herewith (which may include a reliance letter with respect to the opinions delivered in connection with the offering of the Permitted Senior Unsecured Notes), and the transactions contemplated herein and therein as the holders of the Notes shall reasonably request, all in form and substance satisfactory to the holders of the Notes and their counsel; and

(f) Such other documents, instruments, agreements, certifications and opinions as any Noteholder may reasonably request.

4. Representations and Warranties. To induce the Noteholders to enter into this Amendment, each Credit Party hereby represents and warrants to the Noteholders that:

(a) The execution, delivery and performance by such Credit Party of this Amendment (i) are within such Credit Party’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Credit Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person;

(b) This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms;

(c) After giving effect to this Amendment, the representations and warranties contained in the Note Agreement and the other Note Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof;

(d) The execution, delivery, performance and effectiveness of this Amendment will not: (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Note Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, and (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens;

(e) Since the date of the most recent financial statements of the Company described in paragraph 5A(i) of the Note Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

(f) As of the date hereof, the parties listed as signatories to this Amendment represent a true, correct and complete list of the all the Credit Parties.

5. Reaffirmations and Acknowledgments.

(a) Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Company of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Note Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Company to the Noteholders or any other obligation of the Company, or any actions now or hereafter taken by the Noteholders with respect to any obligation of the Company, the Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement.

(b) Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Collateral Agent under the Security Documents for the benefit of the Noteholders and other secured parties are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Agreement, the Security Documents and the other Note Documents.

6. Delivery of Notes. Promptly following the date hereof, the Company shall deliver original replacement Notes in the form of Exhibit A to the Note Agreement, as amended hereby, to each Noteholder.

7. Release. In consideration of the amendments contained herein, each Credit Party hereby waives and releases each of the Noteholders from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Note Agreement and the other Note Documents and the transactions contemplated thereby.

8. Effect of Amendment. Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company and the other Credit Parties party thereto to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Agreement.

9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

10. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.

11. Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Noteholders with respect thereto.

12. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

13. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.

14. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Company and the Guarantors, by their respective authorized officers as of the day and year first above written.

COMPANY:

AMSURG CORP.

By:	/s/ Claire M. Gulmi
	Name:	Claire M. Gulmi
	Title:	Executive Vice President, Chief Financial Officer, and Secretary

[SIGNATURE PAGE TO FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT]

GUARANTORS:

AmSurg Holdings, Inc.
AmSurg Anesthesia Management Services, LLC
AmSurg EC Topeka, Inc.
AmSurg EC St. Thomas, Inc.
AmSurg EC Beaumont, Inc.
AmSurg KEC, Inc.
AmSurg EC Santa Fe, Inc.
AmSurg EC Washington, Inc.
AmSurg Fresno CA, Inc.
AmSurg Torrance, Inc.
AmSurg Abilene, Inc.
AmSurg Suncoast, Inc.
AmSurg Lorain, Inc.
AmSurg La Jolla, Inc.
AmSurg Hillmont, Inc.
AmSurg Palmetto, Inc.
AmSurg Northwest Florida, Inc.
AmSurg Ocala, Inc.
AmSurg Maryville, Inc.
AmSurg Miami, Inc.
AmSurg Burbank, Inc.
AmSurg Melbourne, Inc.
AmSurg El Paso, Inc.
AmSurg Crystal River, Inc.
AmSurg Abilene Eye, Inc.
AmSurg Inglewood, Inc.
AmSurg Glendale, Inc.
AmSurg San Antonio TX, Inc.
AmSurg San Luis Obispo CA, Inc.
AmSurg Temecula CA, Inc.
AmSurg Escondido CA, Inc.
AmSurg Scranton PA, Inc.
AmSurg Arcadia CA Inc.
AmSurg Main Line PA, Inc.
AmSurg Oakland CA, Inc.
AmSurg Lancaster PA, Inc.
AmSurg Pottsville PA, Inc.
AmSurg Glendora CA, Inc.
AmSurg Kissimmee FL, Inc.
AmSurg Altamonte Springs FL., Inc.
AmSurg New Port Richey FL, Inc.
AmSurg EC Centennial, Inc.
AmSurg Naples, Inc.

[SIGNATURE PAGE TO FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT]

Illinois NSC, Inc.
NSC Healthcare, Inc.
NSC RBO West, LLC
NSC RBO East, LLC
Long Beach NSC, LLC
Torrance NSC, LLC
Davis NSC, LLC
Fullerton NSC, LLC
San Antonio NSC, LLC
Austin NSC, LLC
Twin Falls NSC, LLC
Ardmore NSC, LLC
Kenwood NSC, LLC
Towson NSC, LLC
Wilton NSC, LLC
NSC West Palm, LLC
Tampa Bay NSC, LLC
Coral Springs NSC, LLC
Weston NSC, LLC

By:	/s/ Claire M. Gulmi
Name: Claire M. Gulmi
Title: Vice President, Secretary and Treasurer

Austin NSC, LP

By:	Austin NSC, LLC, its general partner

By:	/s/ Claire M. Gulmi
Name: Claire M. Gulmi
Title: Vice President, Secretary and Treasurer

[SIGNATURE PAGE TO FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT]

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/
Senior Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/
Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/
Senior Vice President

FORETHOUGHT LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/
Senior Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT]

Exhibit A

EXHIBIT A

[FORM OF NOTE]

AMSURG CORP.

8.04% SENIOR NOTE DUE [MAY     , 2020]

No. [    ]

PPN [                    ]

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE: May 28, 2010

INTEREST RATE: 8.04% per annum

INTEREST PAYMENT DATES: May 28, August 28, November 28 and February 28 of each calendar year, commencing on August 28, 2010

FINAL MATURITY DATE: MAY 28, 2020

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: [$        ] on May 28, August 28, November 28 and February 28 of each calendar year, commencing on August 28, 2013, with the remaining unpaid principal amount due on the Final Maturity Date

For Value Received, the undersigned, AmSurg Corp. (the “Company”), a corporation organized and existing under the laws of the State of Tennessee, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                            ] Dollars, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above if no Event of Default has occurred and is continuing, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the unpaid balance hereof at the Default Rate (as defined in the Note Purchase Agreement referred to below) if an Event of Default has occurred and is continuing, and to the extent permitted by law on any overdue payment of interest and any Yield-Maintenance Amount (as defined in the Note Purchase Agreement referred to below), payable at the Default Rate on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand). Additional interest hereon may also be required pursuant to paragraph 2B of the Note Purchase Agreement referred to below.

Payments of principal of, interest on and any Yield-Maintenance Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of May 28, 2010 (as from time to time amended, the “Note Purchase Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield-Maintenance Amount) and with the effect provided in the Note Purchase Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE, IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

This Note is a replacement note for, and constitutes an amendment and restatement of, that certain 6.04% Senior Note Due May 28, 2020, in the original principal amount of $[        ] made and executed by the Company and payable to the order of [                    ].

AMSURG CORP.

By:
Its: